UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Summer Infant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMMER INFANT, INC.
1275 Park East Drive
Woonsocket, Rhode Island 02895

July 7, 2015

On July 6, 2015, Summer Infant, Inc. (the “Company”) filed its definitive proxy statement dated July 6, 2015 with the Securities and Exchange Commission (the “SEC”) relating to its 2015 Annual Meeting of Stockholders.  However, as a result of an inadvertent processing error, the Company was apprised by its mailing agent that an incorrect version of the proxy statement was mailed to stockholders who hold their shares in “street name.”  As a result, the Company is delivering this note to all of its stockholders along with the definitive proxy statement dated July 6, 2015.  The differences between the definitive proxy statement and the incorrect prior version distributed in error were:  (i) the date of the notice, proxy statement and mailing date; (ii) the deadline for stockholder proposals under Rule 14a-8; (iii) the information in “Proposal No. 1 — Election of Directors” and the sections entitled “Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management” and “Outstanding Equity Award at Fiscal Year End” reflecting that Carol E. Bramson is no longer a member of the Company’s Board of Directors; and (iv) the biography of Mr. Richard Wenz reflecting his prior membership on the board of directors of Easton-Bell Sports.

The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Company’s Annual Report for the year ended January 3, 2015 are available on the Company’s website at www.summerinfant.com in the Investor Relations section under the heading “Proxy Materials.”  If you have already delivered your signed proxy card prior to receiving this letter, then you do not need to take any action unless you wish to revoke or change your vote on any of the proposals.  You may revoke a proxy at any time prior to its exercise by: (i) sending written notice revoking your earlier-dated proxy card, to the Company, (ii) signing, dating and returning a new proxy card, dated a later date than the first proxy card, (iii) if you submitted your proxy via the Internet, you may change your vote or revoke your proxy with a later Internet proxy, or (iv) attending the Annual Meeting and voting in person.  If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares for you, you must follow directions received from your broker, bank or other nominee to change those instructions.

Sincerely,

Summer Infant, Inc.